CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Service Providers” and "Appendix C - Nomura Fund Financial Highlights" in the Combined Proxy Statement and Prospectus relating to the proposed reorganization of the Nomura High Yield Fund, a series of The Advisors’ Inner Circle Fund III, into the High Income Fund, a series of American Century Investment Trust, included in this Registration Statement (Form N-14) of American Century Investment Trust, the reference of our firm under the captions “Financial Highlights” in the Prospectus dated January 28, 2017 and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated January 28, 2017 of the Nomura High Yield Fund as filed with the Securities and Exchange Commission on January 28, 2017, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated November 25, 2016 on the financial statements and financial highlights of the Nomura High Yield Fund, included in the Annual Report to shareholders for the year ended September 30, 2016.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 2017